UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

MEDirect Latino Inc.
(Exact name of small business issuer as specified in its charter)

Florida	000-51795	20-1327083
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 West Atlantic Boulevard, Suite 101, Pompano Beach, FL 33069
(Address of principal executive offices)

954-321-3540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On September 13, 2007, MEDirect Latino, Inc. (the “Company”) entered into a Standstill Agreement (“Standstill Agreement”) by and among Raymond Talarico (“Talarico”) and Debra L. Towsley (“Towsley”) (each then a member of the Board of Directors of the Company), Granite Creek FlexCap I, L.P., a Company lender (“Granite Creek”), Ronald G. Williams and TBeck Capital Inc. (together, “Williams”), and Lyle J. Mortensen (“Mortensen” and together with Williams, the “Additional Consenting Shareholders”).  The Standstill Agreement relates to certain pending litigation among the parties, and is intended to remain in effect from the date of the Standstill Agreement through October 7, 2007, unless earlier terminated upon five days prior written notice by one of the parties.  Pursuant to the Standstill Agreement (i) the parties agreed to refrain from taking certain actions with respect to the litigation or the other parties, (ii) the Company agreed not to initiate any action with respect to a bankruptcy, liquidation or other similar proceeding, and (iii) Talarico, Towsley, Granite Creek and the Additional Consenting Shareholders each agreed to refrain from calling or encouraging others to call a meeting of the Company’s shareholders or soliciting a written consent of the Company’s shareholders.  In addition, (i) Talarico and Towsley each agreed not to hold himself or herself out as officers of the Company, (ii) Mortensen agreed not to hold himself out as a director or authorized agent of the Company, (iii) Williams agreed not to hold himself out as an authorized agent of the Company, and (iv) each of Talarico, Towsley, Mortensen, and Williams agreed not to take or attempt to take any action in which any of them purports to be an officer or authorized agent of the Company.  Talarico and Towsley also agreed to assist the Company with respect to certain bank account and licensing matters.

The foregoing description of the Standstill Agreement is qualified in its entirety by reference to the complete text of the Standstill Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2007, during a meeting of the Company’s Board of Directors, at which the Board of Directors considered, among other items, the de-registration of the Company’s common stock under the Securities Exchange Act of 1934, Talarico and Towsley resigned as members of the Company’s Board of Directors.  Talarico and Towsley requested a temporary adjournment of the meeting, and tendered their written resignations to the Board of Directors after the meeting was resumed a few hours later.  Neither Talarico nor Towsley was a member of any committee of the Board of Directors at the time of their resignations.  The resignation letters state that Talarico and Towsley each disagrees with the direction of the Company and that they each have resigned because they do not believe they can act as directors of the Company without acting contrary to the Standstill Agreement.  After accepting the resignations, the Board of Directors, as previously announced on Form 8-K, determined to take action to de-register the Company’s common stock.  Accordingly, as of the same date, the Company filed a Certification and Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act of 1934 on Form 15 de-registering its common stock.

Copies of the letters of resignation delivered to the Board of Directors by Talarico and Towsley are attached hereto as Exhibit 99.2 and 99.3 respectively.  The summary description of the Standstill Agreement set forth in Item 1.01 of this Form 8-K is incorporated by reference herein, and the Standstill Agreement is filed as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired — Not Applicable
(b)           Pro Forma Financial Information — Not Applicable
(c)           Shell Company Transactions— Not Applicable
(d)           Exhibits

Exhibit No.	Exhibit
99.1	Standstill Agreement
99.2	Raymond Talarico Letter of Resignation
99.3	Debra Towsley Letter of Resignation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDirect Latino, Inc.

Dated: October 3, 2007	By:	/s/ Charles W. Hansen III
Charles W. Hansen III
Chief Executive Officer